EXHIBIT 23.1






                         Consent of Independent Auditors




We consent to the incorporation by reference in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62135) of HRPT Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No.
333-47815) of HRPT Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No. 333-56051) of HRPT Properties Trust and in the related Prospectus; and in the Registration Statement on Form S-3 pursuant to Rule 462(b) of the Securities Act of 1933 to be filed with the Securities and Exchange Commission on or about March 8, 1999 of our report dated February 5, 1999, with respect to the consolidated financial statements of HRPT Properties Trust included in this Current Report on Form 8-K of HRPT Properties Trust dated March 5, 1999, filed with the Securities and Exchange Commission.




                                                      /S/ ERNST & YOUNG LLP
                                                      ERNST & YOUNG LLP



Boston, Massachusetts
March 4, 1999